Exhibit 99.1

Five9 Reports Record 2016 Revenue of $162.1 Million, Up 26% Year-Over-Year
LTM Enterprise Subscription Revenue Growth of 43%
2016 Operating Cash Flow Improves by $19.8 Million
Fourth Quarter Record Revenue of $44.2 Million

SAN RAMON, CALIF. - February 16, 2017 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud software for the enterprise contact center market, today reported results for the fourth quarter and full year ended December 31, 2016.
Fourth Quarter 2016 Financial Results

•	Total revenue for the fourth quarter of 2016 increased 23% to a record $44.2 million, compared to $36.0 million for the fourth quarter of 2015.

•
GAAP gross margin was 64.3% for the fourth quarter of 2016, compared to 56.6% for the fourth quarter of 2015. Included in the GAAP results for the fourth quarter of 2016 was a reversal of accrued federal fees of $3.1 million following a favorable FCC ruling. This reversal increased the Company’s GAAP gross margin by 7.0 percentage points from 57.3% for the quarter.

•	Adjusted gross margin was 61.9% for the fourth quarter of 2016, compared to 61.4% for the fourth quarter of 2015.

•
GAAP net income for the fourth quarter of 2016 was $0.4 million, or $0.01 per share, compared to a GAAP net loss of $(3.5) million, or $(0.07) per share, for the fourth quarter of 2015. Excluding the $3.1 million accrual reversal, GAAP net loss for 2016 was $(2.7) million, or $(0.05) per share.

•
Non-GAAP net income for the fourth quarter of 2016 was $0.1 million, or $0.00 per share, compared to a non-GAAP net loss of $(1.6) million, or $(0.03) per share, for the fourth quarter of 2015. Fourth quarter of 2016 was the first time the Company reported positive non-GAAP net income.

•	Adjusted EBITDA for the fourth quarter of 2016 was $2.9 million, or 6.6% of revenue, compared to $1.2 million, or 3.5% of revenue, for the fourth quarter of 2015.

•	GAAP operating cash flow for the fourth quarter of 2016 was $2.8 million, compared to GAAP operating cash outflow of $(0.1) million for the fourth quarter of 2015.

2016 Financial Results

•	Total revenue for 2016 increased 26% to $162.1 million, compared to $128.9 million in 2015.

•
GAAP gross margin was 58.7% for 2016, compared to 53.8% in 2015. Included in the GAAP results for 2016 was a fourth quarter reversal of accrued federal fees of $3.1 million following a favorable FCC ruling. This reversal increased the Company’s GAAP gross margin by 1.9 percentage points from 56.8% for the year.

•	Adjusted gross margin was 61.7% for 2016, compared to 59.1% in 2015.

•
GAAP net loss for 2016 was $(11.9) million, or $(0.23) per share, compared to GAAP net loss of $(25.8) million, or $(0.52) per share, in 2015. Excluding the $3.1 million reversal, GAAP net loss for 2016 was $(15.0) million, or $(0.29) per share.

•	Non-GAAP net loss for 2016 was $(3.6) million, or $(0.07) per share, compared to non-GAAP net loss of $(16.5) million, or $(0.33) per share, in 2015.

•	Adjusted EBITDA for 2016 was $8.4 million, or 5.2% of revenue, compared to a loss of $(5.3) million, or (4.1)% of revenue, in 2015.

•	GAAP operating cash flow for 2016 was $6.8 million, compared to a GAAP operating cash outflow of $(12.9) million in 2015.

“Our strong fourth quarter results capped off a record year for Five9. For the year, we grew revenue by 26% to a record $162.1 million. This revenue growth was driven by our faster growing Enterprise business, which delivered 43% growth in LTM Enterprise subscription revenue, and where we saw average deal size increase to approximately $560,000 in annual revenue. I’m also very pleased that we set an all-time record for Enterprise bookings in the fourth quarter and full year. In addition, we continued to enjoy leverage in our business model as we delivered strong improvements to our bottom line, including reaching the new milestone of positive net income in the fourth quarter. We believe our continued execution combined with our differentiated cloud contact center software, positions Five9 extremely well in this large contact center market that is still in the early days of a massive shift to the cloud.”
- Mike Burkland, President and CEO, Five9

Business Highlights

•	All-time record enterprise bookings for the quarter and the full year

•	2016 average new enterprise deal size of approximately $560,000 in annual revenue, up from an average of $450,000 in 2015

•	LTM enterprise subscription revenue grew 43% year-over-year, up from 38% in the year ago period

•	LTM enterprise revenue increased to 69% of total revenue, up from 65% in the year ago period

•	Annual dollar-based retention rate was 100%, up from 96% in the year ago period
Business Outlook

•	For the full year 2017, Five9 expects to report:

•	Revenue in the range of $187.0 to $190.0 million

•	GAAP net loss in the range of $(17.3) to $(20.3) million, or $(0.32) to $(0.38) per share

•	Non-GAAP net loss in the range of $(1.5) to $(4.5) million, or $(0.03) to $(0.08) per share

•	For the first quarter of 2017, Five9 expects to report:

•	Revenue in the range of $44.0 to $45.0 million

•	GAAP net loss in the range of $(5.3) to $(6.3) million, or a loss of $(0.10) to $(0.12) per share

•	Non-GAAP net loss in the range of $(1.7) to $(2.7) million, or a loss of $(0.03) to $(0.05) per share

Conference Call Details
Five9 will discuss its fourth quarter and full year 2016 results today, February 16, 2017, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 3153708), please dial: 888-855-5428 or 719-325-2444. An audio replay of the call will be available through March 2, 2017 by dialing 888-203-1112 or 719-457-0820 and entering access code 3153708. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our web site, prior to the conference call.
A webcast of the call will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit by adding back the following items to gross profit: depreciation, amortization, stock-based compensation expenses and reversal of accrued federal fees. We calculate adjusted EBITDA by adding back the following items to net income (loss): depreciation, amortization, stock-based compensation expenses, interest expense, income tax expense, interest income and other, which consists primarily of interest income and foreign exchange gains and losses, extinguishment of debt, an immaterial one time out of period adjustment for sales taxes and reversal of accrued federal fees. We calculate non-GAAP operating income (loss) by adding back the following items to operating income (loss): stock-based compensation expenses, amortization, an immaterial one time out of period adjustment for sales taxes and reversal of accrued federal fees. We calculate non-GAAP net income (loss) as net income (loss) by adding back the following items: stock-based compensation expenses, amortization, extinguishment of debt, amortization of debt discount and issuance costs, an immaterial one time out of period adjustment for sales taxes and reversal of accrued federal fees. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.  Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.
Forward Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s market position and contact center market trends, increasing demand for Five9’s solutions, and the first quarter 2017 and full year 2017 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately expand our direct sales force will impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) the markets in which we participate are highly competitive, and if we do not compete effectively, our operating results could be harmed; (vii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (viii) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (ix) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (x) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could subject us to, among other things, claims for credits or damages; (xi) we have a history of losses and we may be unable to achieve or sustain profitability; (xii) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; and (xiii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report on Form 10-Q. Such forward looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud software for the enterprise contact center market, bringing the power of the cloud to thousands of customers and facilitating more than three billion customer interactions annually. Since 2001, Five9 has led the cloud revolution in contact centers, helping organizations transition from legacy premise-based solutions to the cloud. Five9 provides businesses with reliable, secure, compliant, and scalable cloud contact center software designed to create exceptional customer experiences, increase agent productivity, and deliver tangible business results. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58,122	$58,484
Accounts receivable, net	13,881	10,567
Prepaid expenses and other current assets	3,008	2,184
Total current assets	75,011	71,235
Property and equipment, net	14,688	13,225
Intangible assets, net	1,539	2,041
Goodwill	11,798	11,798
Other assets	2,203	934
Total assets	$105,239	$99,233

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,366	$2,569
Accrued and other current liabilities	9,604	7,911
Accrued federal fees	2,742	5,684
Sales tax liability	1,347	1,262
Revolving line of credit	—	12,500
Notes payable	742	7,212
Capital leases	6,230	4,972
Deferred revenue	10,047	6,413
Total current liabilities	34,078	48,523
Revolving line of credit — less current portion	32,594	—
Sales tax liability — less current portion	1,476	1,915
Notes payable — less current portion	318	17,327
Capital leases — less current portion	5,915	4,606
Other long-term liabilities	530	582
Total liabilities	74,911	72,953
Stockholders’ equity:
Common stock	53	51
Additional paid-in capital	196,555	180,649
Accumulated deficit	(166,280)	(154,420)
Total stockholders’ equity	30,328	26,280
Total liabilities and stockholders’ equity	$105,239	$99,233

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$44,207	$36,033	$162,090	$128,868
Cost of revenue	15,770	15,635	66,934	59,495
Gross profit	28,437	20,398	95,156	69,373
Operating expenses:
Research and development	6,236	5,580	23,878	22,659
Sales and marketing	14,480	10,720	52,748	42,042
General and administrative	6,511	6,433	25,072	25,822
Total operating expenses	27,227	22,733	101,698	90,523
Income (loss) from operations	1,210	(2,335)	(6,542)	(21,150)
Other income (expense), net:
Interest expense	(869)	(1,198)	(4,226)	(4,727)
Interest income and other	54	28	(12)	100
Extinguishment of debt	—	—	(1,026)	—
Total other income (expense), net	(815)	(1,170)	(5,264)	(4,627)
Income (loss) before income taxes	395	(3,505)	(11,806)	(25,777)
Provision for (benefit from) income taxes	(14)	13	54	61
Net income (loss)	$409	$(3,518)	$(11,860)	$(25,838)
Net income (loss) per share:
Basic	$0.01	$(0.07)	$(0.23)	$(0.52)
Diluted	$0.01	$(0.07)	$(0.23)	$(0.52)
Shares used in computing net income (loss) per share:
Basic	53,126	50,764	52,342	50,141
Diluted	56,633	50,764	52,342	50,141

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended
	December 31, 2016	December 31, 2015
	(Unaudited)
Cash flows from operating activities:
Net loss	$(11,860)	$(25,838)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,390	7,388
Provision for doubtful accounts	75	171
Stock-based compensation	9,643	7,730
Loss on disposal of property and equipment	1	10
Amortization of debt discount and issuance costs	241	350
Changes in fair value of convertible preferred and common stock warrant liabilities	—	—
Loss on extinguishment of debt	1,026	—
Reversal of accrued federal fees	(3,114)	—
Accretion of interest	20	—
Others	(11)	36
Changes in operating assets and liabilities:
Accounts receivable	(3,389)	(2,410)
Prepaid expenses and other current assets	(859)	(224)
Other assets	203	(312)
Accounts payable	811	(1,610)
Accrued and other current liabilities	2,262	426
Accrued federal fees and sales tax liability	(182)	441
Deferred revenue	3,680	1,038
Other liabilities	(99)	(135)
Net cash provided by (used in) operating activities	6,838	(12,939)
Cash flows from investing activities:
Purchases of property and equipment	(1,131)	(1,116)
Purchases of privately-held company securities	(1,206)	—
Decrease (increase) in restricted cash	(60)	806
Purchase of short-term investments	—	(20,000)
Proceeds from maturity of short-term investments	—	40,000
Net cash provided by (used in) investing activities	(2,397)	19,690
Cash flows from financing activities:
Proceeds from revolving line of credit	32,594	—
Repayments on revolving line of credit	(12,500)	—
Payment of prepayment penalty and related fees	(368)	—
Payments for debt issuance costs	(206)	—
Proceeds from exercise of common stock options and warrants	4,286	1,266
Proceeds from sale of common stock under ESPP	1,979	1,369
Repayments of notes payable	(24,351)	(3,447)
Payments of capital leases	(6,237)	(5,744)
Net cash provided by (used in) financing activities	(4,803)	(6,556)
Net increase in cash and cash equivalents	(362)	195
Cash and cash equivalents:
Beginning of period	58,484	58,289
End of period	$58,122	$58,484

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

GAAP gross profit	$28,437	$20,398	$95,156	$69,373
GAAP gross margin	64.3%	56.6%	58.7%	53.8%
Non-GAAP adjustments:
Depreciation	1,521	1,396	6,221	5,599
Intangibles amortization	87	87	352	351
Stock-based compensation	424	227	1,375	866
Reversal of accrued federal fees	(3,114)	—	(3,114)	—
Adjusted gross profit	$27,355	$22,108	$99,990	$76,189
Adjusted gross margin	61.9%	61.4%	61.7%	59.1%

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

GAAP net income (loss)	$409	$(3,518)	$(11,860)	$(25,838)
Non-GAAP adjustments:
Depreciation and amortization	2,086	1,863	8,390	7,388
Stock-based compensation	2,716	1,720	9,643	7,730
Interest expense	869	1,198	4,226	4,727
Extinguishment of debt	—	—	1,026	—
Interest income and other	(54)	(28)	13	(100)
Provision for (benefit from) income taxes	(14)	13	54	61
Reversal of accrued federal fees (COR)	(3,114)	—	(3,114)	—
Out of period adjustment for sales tax liability (G&A)	—	—	—	765
Adjusted EBITDA	$2,898	$1,248	$8,378	$(5,267)

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME (LOSS)
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

GAAP operating income (loss)	1,210	(2,335)	(6,542)	(21,150)
Non-GAAP adjustments:
Stock-based compensation	2,716	1,720	9,643	7,730
Intangibles amortization	117	128	503	512
Out of period adjustment for sales tax liability (G&A)	—	—	—	765
Reversal of accrued federal fees (COR)	(3,114)	—	(3,114)	—
Non-GAAP operating income (loss)	929	(487)	490	(12,143)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

GAAP net income (loss)	$409	$(3,518)	$(11,860)	$(25,838)
Non-GAAP adjustments:
Stock-based compensation	2,716	1,720	9,643	7,730
Intangibles amortization	117	128	503	512
Amortization of debt discount and issuance costs	20	90	241	350
Extinguishment of debt	—	—	1,026	—
Reversal of accrued federal fees (COR)	(3,114)	—	(3,114)	—
Out of period adjustment for sales tax liability (G&A)	—	—	—	765
Non-GAAP net income (loss)	$148	$(1,580)	$(3,561)	$(16,481)
GAAP net income (loss) per share:
Basic	$0.01	$(0.07)	$(0.23)	$(0.52)
Diluted	$0.01	$(0.07)	$(0.23)	$(0.52)
Non-GAAP net income (loss) per share:
Basic	$—	$(0.03)	$(0.07)	$(0.33)
Diluted	$—	$(0.03)	$(0.07)	$(0.33)
Shares used in computing non-GAAP net income (loss) per share:
Basic	53,126	50,764	52,342	50,141
Diluted	56,633	50,764	52,342	50,141

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(Unaudited, in thousands)

	Three Months Ended
	December 31, 2016			December 31, 2015
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$424	$1,521	$87	$227	$1,396	$87
Research and development	549	224	—	401	140	—
Sales and marketing	759	29	29	370	25	29
General and administrative	984	195	1	722	174	12
Total	$2,716	$1,969	$117	$1,720	$1,735	$128

	Twelve Months Ended
	December 31, 2016			December 31, 2015
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$1,375	$6,221	$352	$866	$5,599	$351
Research and development	2,059	737	—	1,790	455	—
Sales and marketing	2,363	107	114	1,800	92	114
General and administrative	3,846	822	37	3,274	730	47
Total	$9,643	$7,887	$503	$7,730	$6,876	$512

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS – GUIDANCE
(Unaudited, in thousands, except per share data)

	Three Months Ending		Year Ending
	March 31, 2017		December 31, 2017
	Low	High	Low	High

GAAP net loss	$(5,250)	$(6,250)	$(17,332)	$(20,332)
Non-GAAP adjustments:
Stock-based compensation	3,414	3,414	15,286	15,286
Intangibles amortization	116	116	465	465
Amortization of debt issuance costs	20	20	81	81
Non-GAAP net loss	$(1,700)	$(2,700)	$(1,500)	$(4,500)
GAAP net loss per share, basic and diluted	$(0.10)	$(0.12)	$(0.32)	$(0.38)
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.05)	$(0.03)	$(0.08)
Shares used in computing GAAP and non-GAAP net loss per share:
Basic and diluted	53,500	53,500	53,800	53,800

Investor Relations Contact:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com
Tony Righetti
415-489-2186
Tony@blueshirtgroup.com

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